EXHIBIT 5

                                                                November 4, 1996


Re: Unity Bancorp, Inc.
    Registration Statement on Form SB-2


Unity Bancorp, Inc.
64 Old Highway 22
Clinton, New Jersey 08809


Dear Sirs:

     We have acted as counsel for Unity Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 401,500 Units, each Unit consisting of one share of common stock, no par value, of the Company (the "Common Stock") and one warrant entitling the holder thereof to purchase one share of the Common Stock (the "Warrants"), and 401,500 shares of Common Stock purchasable upon the exercise of the Warrants.

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company and such other certificates (including certificates of officers of the Company), records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.



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Unity Bancorp, Inc.
November 4, 1996
Page 2


     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Common Stock and the Warrants which make up the Units, such shares of Common Stock and the Warrants will be legally issued, fully paid and non-assessable, and upon issuance and delivery of the Common Stock issuable upon exercise of the Warrants, such Common Stock will also be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             Very truly yours,


                                             /s/ McCARTER & ENGLISH
                                             -----------------------------
                                                 McCarter & English